Exhibit 99.2

PRESS RELEASE	eLoyalty Corporation
150 Field Drive, Suite 250
Lake Forest, Illinois 60045
Contact:
eLoyalty Corporation	www.eloyalty.com
Chris Min, Vice President and Chief Financial Officer
(847) 582-7222	t 847.582.7000
ir@eloyalty.com	f 847.582.7001

eLoyalty Provides Update on Behavioral AnalyticsTM

eLoyalty announces significant new contract signings, record customer total and record Managed Services Backlog

LAKE FOREST, IL, December 18, 2007 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise CRM services and solutions company, today provided an update on the progress of its Behavioral Analytics™ Service Line.

Since its last update on November 7, eLoyalty has signed 2 additional Behavioral Analytics™ Deployment contracts and 1 additional Behavioral Analytics™ Assessment contract. The 2 most recent Deployment contracts are with a very large retail bank and with one of the 5 largest HMOs; these 2 contracts have a combined value of approximately $10 million.

eLoyalty has signed a record number of contracts in the fourth quarter: 5 for Assessments and 3 for Deployments. The company currently has a record 29 Behavioral Analytics™ customers: 15 customers in Deployment and 14 customers in Assessment. Based on the recent contract signings, eLoyalty’s Managed Services Backlog is currently expected to increase to a record of approximately $70 million as of the end of the fourth quarter of 2007.

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include Behavioral Analytics™, Integrated Contact Solutions and Consulting Services, aligned to enable focused business transformation. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in eLoyalty’s Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.